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                                                                       EXHIBIT 5


                     [Letterhead of Maynard, Cooper & Gale]

                                January 5, 1999

Alabama National BanCorporation
1927 First Avenue North
Birmingham, Alabama  35203

Dear Sirs:

     We are counsel to Alabama National BanCorporation, a Delaware corporation (the "Company") in connection with the registration on Form S-8 under the Securities Act of 1933 (the "Act") of 25,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company, to be issued in accordance with the terms of the First American Bank 401(k) Savings Plan (the "Plan"), and an indeterminate number of interests in the Plan (the "Interests"). We have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In our opinion, when the Registration Statement on Form S-8 relating to the Shares and the Interests (the "Registration Statement") has become effective under the Act, and the Shares and Interests have been duly issued as contemplated by the Registration Statement and the Plan, (a) the Shares will be validly issued, fully paid and nonassessable and (b) the Interests, when contributions and earnings thereon are credited to the accounts of eligible employees in accordance with the provisions of the Plan, will be validly issued.

     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                 Very truly yours,

                                 MAYNARD, COOPER & GALE, P.C.


                                 By: /s/ Gregory S. Curran
                                    -----------------------------------
                                         Gregory S. Curran
GSC/ch